EXHIBIT 99.2

DIRECTORS AND EXECUTIVE OFFICERS OF THE REPORTING PERSONS

The following information is provided for each of the directors and executive officers of the Reporting Persons:

•	Name

•	Present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted.

Directors and Executive Officers of Andrade Gutierrez S.A.

All of the following persons are citizens of the Federative Republic of Brazil.

Name	Business address	Present principal occupation or employment and the name of any corporation or other organization in which such employment is conducted

Sérgio Lins Andrade	Praia de Botafogo 300, (4th floor), Botafogo, 22250-040, Rio de Janeiro, RJ, Brazil	Chairman of Board of Directors of Andrade Gutierrez S.A. Chief Executive Officer of Administradora Santo Estevão S.A.

Angela Gutierrez	Rua Sinval de Sá nº. 70, Cidade Jardim, 30380-070, Belo Horizonte, BH, Brazil	Member of the Board of Directors of Andrade Gutierrez S.A. Executive Officer of Administradora Sant’Ana LTDA

Eduardo Borges de Andrade	Rua Sinval de Sá nº. 70, Cidade Jardim, 30380-070, Belo Horizonte, BH, Brazil

Member of the Board of Directors of Andrade Gutierrez S.A.

Charmain of Board of Director of Administradora São Miguel S.A.

Chief Executive Officer of Administradora São Miguel S.A.

Member of the Board of Directors of Companhia Energética de Minas Gerais – CEMIG

Charmain of Board of Director of CCR S.A.

Álvaro Furtado de Andrade	Rua Sinval de Sá nº. 70, Cidade Jardim, 30380-070, Belo Horizonte, BH, Brazil

Member of the Board of Directors of Andrade Gutierrez S.A.

Vice President of Board of Director of Administradora São Miguel S.A.

Vice President of Administradora São Miguel S.A.

Executive Officer Guvidala Participações LTDA

Chief Executive Officer of Morrote Participações LTDA

Rafael Andrade da Cunha Pereira	Rua Sinval de Sá nº. 70, Cidade Jardim, 30380-070, Belo Horizonte, BH, Brazil	Member of the Board of Directors of Andrade Gutierrez S.A. Executive Officer of Administradora São Miguel S.A.

Cristiana Gutierrez	Rua Sinval de Sá nº. 70, Cidade Jardim, 30380-070, Belo Horizonte, BH, Brazil	Member of the Board of Directors of Andrade Gutierrez S.A. Executive Officer of Administradora Sant’Ana LTDA

Rodrigo Werneck Gutierrez	Rua Sinval de Sá nº. 70, Cidade Jardim, 30380-070, Belo Horizonte, BH, Brazil	Member of the Board of Directors of Andrade Gutierrez S.A.

João Pedro Amado Andrade	Praia de Botafogo 300, (4th floor), Botafogo, 22250-040, Rio de Janeiro, RJ, Brazil	Member of the Board of Directors of Andrade Gutierrez S.A. Executive Officer of Administradora Santo Estevão S.A.

Marcos Amado Andrade	Praia de Botafogo 300, (4th floor), Botafogo, 22250-040, Rio de Janeiro, RJ, Brazil	Member of the Board of Directors of Andrade Gutierrez S.A. Executive Officer of Administradora Santo Estevão S.A.

Otávio Marques de Azevedo	Rua Dr. Geraldo Campos Moreira, 375 (9th floor), Brooklin Novo, 04571-020, São Paulo, SP, Brazil

Chief Executive Officer of Andrade Gutierrez S/A, PASA Participações S.A., AG Telecom Participações S.A. and CTX Participações S.A.

Chairman of the Board of Directors of Telemar Participações S.A.

Non Executive Director of Portugal Telecom SGPS, S.A.

Member of the Board of Directors of Companhia Energética de Minas Gerais—CEMIG

Luiz Otávio Mourão	Rua Dr. Geraldo Campos Moreira, 375 (9th floor), Brooklin Novo, 04571-020, São Paulo, SP, Brazil	Legal Vice President of Andrade Gutierrez S.A. Executive Officer of ADPAR Administração e Participações Ltda. Vice President of PASA Participações S.A. Vice President of AG Telecom Participações S.A.

Flávio Gomes Machado Filho	Setor Comercial Norte, Quadra 02, Bloco A, nº. 190, room 201, 70712-000 Brasília, DF, Brazil	Vice President of Andrade Gutierrez S.A.

Cláudio José de Castro Miserani	Rua Dr. Geraldo Campos Moreira, 375 (9th floor), Brooklin Novo, 04571-020, São Paulo, SP, Brazil	Vice President of Andrade Gutierrez S.A.

Leandro de Aguiar	Rua Dr. Geraldo Campos Moreira, 375 (9th floor), Brooklin Novo, 04571-020, São Paulo, SP, Brazil	Vice President of Andrade Gutierrez S.A.

Renato Torres de Faria	Av. do Contorno, 8123, Cidade Jardim, 30110-937, Belo Horizonte, MG, Brazil

Officer and Investor Relations Officer of Andrade Gutierrez Concessões S.A. and Andrade Gutierrez Participações S.A.

Superintendent Officer and Charmain of the Board of Directors of Domino Holdings S.A.

Alternate Member of Board of Directors of Telemar Participações S.A. and CTX Participações S.A.

Member of the Board of Directors of Oi S.A.

Vice Chairman of the Board of Directors of Companhia de Saneamento do Paraná—Sanepar

Vice President of Andrade Gutierrez S.A.

Paulo Roberto Reckziegel Guedes	Rua Sinval de Sá nº. 70, Cidade Jardim, 30380-070, Belo Horizonte, BH, Brazil

Vice President of Andrade Gutierrez S.A.

Officer of Andrade Gutierrez Concessões S.A. and Andrade Gutierrez Participações S.A.

Member of the Board of Directors of Companhia Energética de Minas Gerais – CEMIG and Concessões Rodoviárias S.A. – CCR

Executive Officers of PASA Participações S.A.

All of the following persons are citizens of the Federative Republic of Brazil.

Name	Business address	Present principal occupation or employment and the name of any corporation or other organization in which such employment is conducted

Otávio Marques de Azevedo	Rua Dr. Geraldo Campos Moreira, 375 (9th floor), Brooklin Novo, 04571-020, São Paulo, SP, Brazil

Chief Executive Officer of Andrade Gutierrez S/A, PASA Participações S.A., AG Telecom Participações S.A. and CTX Participações S.A.

Chairman of the Board of Directors of Telemar Participações S.A.

Non Executive Director of Portugal Telecom SGPS, S.A.

Member of the Board of Directors of Companhia Energética de Minas Gerais—CEMIG

Luiz Otávio Mourão	Rua Dr. Geraldo Campos Moreira, 375 (9th floor), Brooklin Novo, 04571-020, São Paulo, SP, Brazil	Legal Vice President of Andrade Gutierrez S.A. Executive Officer of ADPAR Administração e Participações Ltda. Vice President of PASA Participações S.A. Vice President of AG Telecom Participações S.A.

Shakhaf Wine	Rua Borges de Medeiros, 633, room 301, Lagoa, 22430-041, Rio de Janeiro, RJ, Brazil

Executive Director of Portugal Telecom, SGPS, S.A.

Member of the Board of Directors and Chairman and Chief Executive Officer of Portugal Telecom Brasil S.A.

Chief Executive Officer of Bratel Brasil S.A.

Vice President of PASA Participações S.A., EDSP75 Participações S.A. and AG Telecom Participações S.A.

Member of Board of Directors of Telemar Participações S.A., Oi S.A. and Contax Participações S.A.

Executive Officers of AG Telecom Participações S.A.

All of the following persons are citizens of the Federative Republic of Brazil.

Name	Business address	Present principal occupation or employment and the name of any corporation or other organization in which such employment is conducted

Otávio Marques de Azevedo	Rua Dr. Geraldo Campos Moreira, 375 (9th floor), Brooklin Novo, 04571-020, São Paulo, SP, Brazil

Chief Executive Officer of Andrade Gutierrez S/A, PASA Participações S.A., AG Telecom Participações S.A. and CTX Participações S.A.

Chairman of the Board of Directors of Telemar Participações S.A.

Non Executive Director of Portugal Telecom SGPS, S.A.

Member of the Board of Directors of Companhia Energética de Minas Gerais—CEMIG

Luiz Otávio Mourão	Rua Dr. Geraldo Campos Moreira, 375 (9th floor), Brooklin Novo, 04571-020, São Paulo, SP, Brazil	Legal Vice President of Andrade Gutierrez S.A. Executive Officer of ADPAR Administração e Participações Ltda. Vice President of PASA Participações S.A. Vice President of AG Telecom Participações S.A.

Shakhaf Wine	Rua Borges de Medeiros, 633, room 301, Lagoa, 22430-041, Rio de Janeiro, RJ, Brazil

Executive Director of Portugal Telecom, SGPS, S.A.

Member of the Board of Directors and Chairman and Chief Executive Officer of Portugal Telecom Brasil S.A.

Chief Executive Officer of Bratel Brasil S.A.

Vice President of PASA Participações S.A., EDSP75 Participações S.A. and AG Telecom Participações S.A.

Member of Board of Directors of Telemar Participações S.A., Oi S.A. and Contax Participações S.A.

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